UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
December 9, 2013
Wal-Mart Stores, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-06991	71-0415188
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 S.W. 8th Street
Bentonville, Arkansas 72716
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code:
(479) 273-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On December 9, 2013, David Cheesewright, age 51, was appointed Executive Vice President, President and Chief Executive Officer of the International division of Wal-Mart Stores, Inc. (the “Company”), effective February 1, 2014. Mr. Cheesewright will report to the Company’s President and Chief Executive Officer in this new position. Since September 2011, Mr. Cheesewright has served as Executive Vice President, President and Chief Executive Officer of a regional management team responsible for the Company’s retail operations in Canada, the United Kingdom, and Sub-Saharan Africa. From February 2008 to September 2011, Mr. Cheesewright served as President and Chief Executive Officer of Walmart Canada. Mr. Cheesewright previously served in various capacities since joining the Company in 1999, including as Chief Operating Officer of Walmart Canada and Chief Operating Officer of Asda, the Company’s retail subsidiary in the United Kingdom. Prior to joining the Company, Mr. Cheesewright worked for Mars, Incorporated in the United Kingdom in a variety of roles, including in sales, marketing, supply chain, and manufacturing. Mr. Cheesewright’s compensation in connection with his new position will be determined at a later date.

The Company issued a press release on December 10, 2013 announcing the appointment of Mr. Cheesewright to his new position. A copy of the press release is furnished as Exhibit 99.1 to this report.

Mr. Cheesewright is subject to a Service Agreement dated in October 2010 (the “Non-Compete Agreement”). The Non-Compete Agreement prohibits Mr. Cheesewright, for a period of one year following his termination of employment for any reason, from participating in a business that competes with the Company and from soliciting the Company’s associates for employment. The Non-Compete Agreement also provides that Mr. Cheesewright’s employment may be terminated at any time by either party giving to the other 12 months written notice of termination. At the Company’s discretion, during this contractual notice period, the Company may require Mr. Cheesewright to cease performing duties (“Garden Leave”). During any period of Garden Leave, Mr. Cheesewright would be entitled to continue to receive his salary and participate in the Company’s cash incentive plan.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

99.1    Press Release dated December 10, 2013 announcing senior management changes

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 10, 2013

WAL-MART STORES, INC.

By:	/s/Gordon Y. Allison
Gordon Y. Allison
Vice President and General Counsel, Corporate

EXHIBIT INDEX

Exhibit No.	Exhibit Name
99.1	Press Release dated December 10, 2013 announcing senior management changes

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